UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934
                              (Amendment No. ____)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.14a-12

                               Gilman Ciocia, Inc.
--------------------------------------------------------------------------------
              (Name of the Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

--------------------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.

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|_| Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

                        [GILMAN CIOCIA, INC. LETTERHEAD]

                             Corporate Headquarters
                    11 Raymond Avenue Poughkeepsie, NY 12603
                       845.485.5278 tel. 845.622.3638 fax

To Our Stockholders:

On behalf of the Board of Directors, it is my pleasure to invite you to attend the Annual Meeting of Stockholders of Gilman Ciocia, Inc. The meeting will be held on January 22, 2009 at the Riverside Hotel, 620 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, beginning at 10:30 a.m., local time. To be admitted to the Annual Meeting, please present valid picture identification.

The purpose of the meeting is to act on the matters listed in the attached Notice and discussed in the accompanying Proxy Statement.

Your vote is important. You can ensure that your shares are voted at the meeting by completing, signing and returning the enclosed proxy card.

Thank you for your interest in the affairs of the Company.

Cordially,


                                           /s/ Michael Ryan
                                           ----------------
                                           Michael Ryan, Chief Executive Officer

                                           Poughkeepsie, New York
                                           December 8, 2008

                        [GILMAN CIOCIA, INC. LETTERHEAD]

                             Corporate Headquarters
                    11 Raymond Avenue Poughkeepsie, NY 12603
                        845.485.5278 tel 845.622.3638 fax

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

PLACE: Riverside Hotel, 620 East Las Olas Boulevard, Fort Lauderdale, Florida 33301

DATE AND TIME: January 22, 2009 at 10:30 a.m., local time

ITEMS OF BUSINESS:

1. To elect two Class B directors;

2. To ratify the appointment of Sherb & Co., LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2009; and

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

WHO MAY ATTEND: Attendance is not limited to Gilman Ciocia stockholders or their representatives; however, to be admitted to the meeting, please present valid picture identification.

WHO MAY VOTE: You may vote if you were a stockholder of record of Gilman Ciocia's common stock at the close of business on December 5, 2008 or if you hold a proxy from a stockholder of record. Proof of ownership is required.

PROXY VOTING: Your vote is important. Please mark, sign, date and return the enclosed proxy card in the postage-paid envelope.

By Order of the Board of Directors,


                                             /s/ James Ciocia
                                             ----------------
                                             James Ciocia, Chairman of the Board

                                             Poughkeepsie, New York
                                             December 8, 2008

                                TABLE OF CONTENTS
                                -----------------

                                                                            Page
                                                                            ----

ABOUT THE ANNUAL MEETING                                                       1

PROPOSAL 1:  ELECTION OF DIRECTORS                                             4

PROPOSAL 2:  RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
             REGISTERED PUBLIC ACCOUNTING FIRM                                 5

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS                                      6

DIRECTOR COMPENSATION                                                          9

EXECUTIVE COMPENSATION                                                        10

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                12

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE                       15

CORPORATE GOVERNANCE                                                          16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                                16

AUDIT COMMITTEE REPORT                                                        18

COST OF SOLICITATION                                                          18

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING                             18

UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS                      19

OTHER MATTERS                                                                 19

                                 PROXY STATEMENT

                               GILMAN CIOCIA, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON JANUARY 22, 2009

                            ABOUT THE ANNUAL MEETING

WHAT IS THE PURPOSE OF THIS PROXY STATEMENT?

This proxy statement is being provided to you in connection with the solicitation of proxies by the Board of Directors of Gilman Ciocia, Inc. ("we", "us", "our" or the "Company"). The proxies will be voted at our Annual Meeting of Stockholders (the "Meeting") and at any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. The Meeting will be held on January 22, 2009 at the Riverside Hotel, 620 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, beginning at 10:30 a.m., local time. Our proxy statement and proxy card are being mailed to stockholders beginning on or about December 19, 2008.

WHEN IS THE RECORD DATE FOR THE MEETING? WHO IS ELIGIBLE TO VOTE?

December 5, 2008 is the record date (the "Record Date") for determining the stockholders entitled to notice of and to vote at the Meeting. On the Record Date, 95,868,611 shares of our common stock $0.01 par value per share ("Common Stock") were outstanding. The Common Stock is the only class of securities entitled to vote at the Meeting.

Each outstanding share of Common Stock entitles its holder to one vote. Holders of the Common Stock will vote together as a single class on all matters presented at the Meeting.

WHAT IS THE QUORUM FOR THE MEETING?

A quorum is present if the holders of at least a majority of the shares of Common Stock outstanding as of the Record Date are present in person or represented by proxy at the Meeting. No business may be conducted at the Meeting if a quorum is not present. Abstentions from voting and "broker non-votes," described below, will be counted in determining whether a quorum is present.

HOW MANY VOTES ARE NEEDED TO ACT ON PROPOSALS AT THE MEETING?

The election of our two Class B directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy at the Meeting, provided a quorum is present. Therefore, the nominees receiving the greatest number of votes cast at the Meeting will be elected as Class B directors of the Company. Broker non-votes and abstentions will have no effect on the election of Class B directors.

The affirmative vote of a majority of the votes cast at the Meeting, provided a quorum is present, is necessary to approve the ratification of the appointment of Sherb & Co., LLP. Broker non-votes and abstentions will have no effect on proposal 2, the ratification of our independent registered public accounting firm.

HOW DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE?

The Board recommends that you vote:

(1) FOR the election of the two Class B directors nominated by the Board, upon recommendation of the Nominating and Corporate Governance Committee; and

(2) FOR the ratification of the appointment of Sherb & Co., LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2009, upon the recommendation of the Audit Committee of the Board.

HOW MAY I VOTE SHARES REGISTERED IN MY NAME?

You may vote shares registered in your name in person at the Meeting or by submitting a proxy before the Meeting.

You may vote by signing, dating and returning the proxy card in the enclosed postage-paid envelope. Please sign the proxy card exactly as your name appears on the card. If shares are owned jointly, each joint owner should sign the proxy card. If a stockholder is a corporation or partnership, the proxy card should be signed in the full corporate or partnership name by a duly authorized person. If the proxy card is signed pursuant to a power of attorney or by an executor, administrator, trustee or guardian, please state the signer's full title and provide a certificate or other proof of appointment.

HOW ARE PROXIES VOTED?

All properly submitted proxies will be voted at the Meeting according to the instructions given in the proxy. Our officers designated to vote the proxies returned pursuant to this solicitation are Ted Finkelstein, Vice President and General Counsel and Karen Fisher, Treasurer and Chief Accounting Officer.

WHAT IF A PROPERLY EXECUTED PROXY CARD IS RETURNED WITHOUT ANY VOTING INSTRUCTIONS?

If you are a stockholder of record and return an executed proxy card without voting instructions, your shares will be voted:

(1) FOR the election of the two Class B directors nominated by the Board, upon recommendation of the Nominating and Corporate Governance Committee; and

(2) FOR the ratification of the appointment of Sherb & Co., LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2009, upon the recommendation of the Audit Committee of the Board.

IF I SUBMIT A PROXY, MAY I STILL VOTE MY SHARES AT THE MEETING?

Yes. Submitting a proxy does not limit your right to vote at the Meeting if you decide to attend the Meeting and vote in person.

MAY I REVOKE A PROXY?

You may revoke your proxy prior to the Meeting (1) by providing written notice to our Vice President and General Counsel, Ted Finkelstein, at Gilman Ciocia, Inc., 11 Raymond Avenue, Poughkeepsie, New York 12603, or (2) by submitting a later-dated proxy by mail. You may also revoke your proxy by attending the Meeting and voting in person. Attending the Meeting will not, by itself, revoke a proxy.

HOW DO I VOTE MY SHARES HELD IN "STREET NAME"?

If your shares are held in the name of a broker, bank or other record holder, please provide voting instructions to the stockholder of record. You may also obtain a proxy from the stockholder of record permitting you to vote in person at the Meeting.

IF I HOLD SHARES IN A BROKERAGE ACCOUNT AND DO NOT RETURN VOTING INSTRUCTIONS, WILL MY SHARES BE VOTED?

Brokerage firms may vote in their discretion on certain matters on behalf of clients who did not provide voting instructions prior to the Meeting. Generally, brokerage firms may vote on proposals to elect directors and on other routine matters. A "broker non-vote" occurs only when brokers or other nominees have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote. This means that, if your shares are held in a brokerage account and you do not return voting instructions to your broker by the broker's deadline, your shares still may be voted on both of the proposals to elect directors and to ratify the appointment of Sherb & Co. LLP as our independent registered public accounting firm.

WHAT IF OTHER BUSINESS IS PRESENTED AT THE MEETING?

We have not received proper notice, and are not presently aware of any business to be transacted at the Meeting other than as described in this proxy statement. If any other item or proposal properly comes before the Meeting (including, but not limited to, a proposal to adjourn the Meeting in order to solicit votes in favor of any proposal contained in this proxy statement), the proxies received will be voted in accordance with the discretion of the officers designated to vote the proxies.

WHO WILL COUNT THE VOTE?

It is expected that Ted Finkelstein, Vice President and General Counsel of the Company, will tabulate the votes and act as inspector of the election.

HOW MAY I COMMUNICATE WITH THE BOARD OF DIRECTORS?

You may communicate with the Board of Directors individually or as a group by writing to: [Board of Directors] [Board Member] c/o Ted Finkelstein, Vice President and General Counsel, 11 Raymond Avenue, Poughkeepsie, New York 12603. Communications are directed to the relevant director if addressed to an individual director, or to the Chairman of our Board if addressed to the Board. You should identify your communication as being from a Gilman Ciocia stockholder. The Corporate Secretary may require reasonable evidence that your communication or other submission is made by a Gilman Ciocia stockholder before transmitting your communication to our Board of Directors.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Director Composition

On August 20, 2007, the Company, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P.I and WebFinancial Corporation (the "Investment Purchasers"), Michael Ryan, Carole Enisman, Ted Finkelstein, Dennis Conroy, and Prime Partners, Inc. and Prime Partners II, holding companies owned in part by Michael Ryan (the "Existing Shareholders") entered into a Shareholders Agreement as part of a private placement of the Company's Common Stock (the "Investment Purchase"). Pursuant to the terms of the Shareholders Agreement: at the closing of the Investment Purchase, the Investment Purchasers were given the right to designate two directors (the "Investor Directors") for election to our board of directors (the "Board"); so long as the Existing Shareholders own at least 10% of the outstanding shares of Common Stock, the Existing Shareholders have the right to nominate two directors (the "Existing Shareholder Directors") for election to the Board; and the Investor Directors and the Existing Shareholder Directors shall jointly nominate three independent directors. As of the record date, these stockholders collectively own approximately 66% of our issued and outstanding Common Stock. Pursuant to the Shareholders Agreement, these stockholders will have the ability to influence certain actions requiring a stockholder vote, including the election of directors.

Our Board of Directors presently consists of seven directors. Our Certificate of Incorporation provides that the our Board is divided into three classes (Class A, Class B and Class C) with overlapping three-year terms. The terms of office of Classes A, B and C expire at different times in annual succession with one class being elected at each Annual Meeting of Stockholders. Messrs. Cohen and Wasserman are Class A members and will serve until the Annual Meeting of Stockholders with respect to the fiscal year ending June 30, 2010 (the "Fiscal 2010 Stockholder Meeting"). Messrs. Ciocia and Ryan are Class B members and are up for re-election at this year's Annual Meeting of Stockholders. Messrs. Levy, Obus and Page are Class C members and will serve until the Annual Meeting of Stockholders with respect to the fiscal year ending June 30, 2009.

Election of Directors

The stockholders are being asked to elect Messrs. Ciocia and Ryan as Class B directors at the Annual Meeting. As Class B directors, Messrs. Ciocia and Ryan will serve until the Annual Meeting of Stockholders with respect to the year ending June 30, 2011 (the "Fiscal 2011 Stockholder Meeting"), and in each case until a successor is elected and qualified or until his earlier death, resignation or removal. On September 23, 2008 the Nominating and Corporate Governance Committee recommended and the Board of Directors approved that Messrs. Ciocia and Ryan be nominated as Class B directors.

Management expects that each of the nominees will be available for election, but if either of them is unable to serve at the time of election occurs, the proxies will be voted for the election of another nominee to be designated by the Board.

CLASS B DIRECTORS (term expires at the Fiscal 2011 Stockholder Meeting)

JAMES CIOCIA, CHAIRMAN OF THE BOARD OF DIRECTORS. Mr. Ciocia is a principal founder of the Company having opened our first tax preparation office in 1981 and has been a director of the Company since its founding. In addition to serving the Company as its Chief Executive Officer until November 6, 2000, Mr. Ciocia is a registered representative of PCS. Mr. Ciocia holds a B.S. in Accounting from St. John's University.

MICHAEL RYAN, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR. Mr. Ryan was appointed our President and Chief Executive Officer in August 2002. Mr. Ryan co-founded PCS and has served as its President since its founding in 1987. Mr. Ryan is a founding member and past President of the Mid-Hudson Chapter of the International Association for Financial Planning. Mr. Ryan is a Registered Principal with FINRA and serves on the Independent Firms Committee of the Securities Industry Association. Mr. Ryan holds a B.S. in Finance from Syracuse University. Mr. Ryan was first elected as a director in 1999.

                                 RECOMMENDATION

The Board of Directors recommends that stockholders vote FOR the election of Messrs. Ciocia and Ryan as Class B directors.

                                   PROPOSAL 2

                 RATIFICATION OF THE APPOINTMENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has engaged Sherb & Co., LLP ("Sherb") to serve as our independent registered public accounting firm for the year ending June 30, 2009. Sherb has audited our financial statements since the fiscal year ended June 30, 2006. A representative of Sherb is expected be present at the Meeting with the opportunity to make a statement if he or she desires to do so and may be available to respond to appropriate questions.

Although action by the stockholders on this matter is not required, the Audit Committee believes it is appropriate to seek stockholder ratification of the appointment of our independent registered public accounting firm to provide a forum for stockholders to express their views with regard to the Audit Committee's selection. If the stockholders do not ratify the selection of Sherb, the selection of an independent registered public accounting firm may be reconsidered by the Audit Committee; provided, however, that the Audit Committee retains the right to continue to engage Sherb. Notwithstanding the ratification of Sherb as our independent registered public accounting firm for the year ending June 30, 2009, the Audit Committee retains the right to replace Sherb at any time without stockholder approval.

The following table sets forth the aggregate fees billed by Sherb for the fiscal years ended June 30, 2008 and 2007 for professional services rendered to us for the audit of our annual financial statements, for the reviews of the financial statements, included in our Quarterly Reports on Form 10-Q for those fiscal years, and for other services rendered on behalf of us during those fiscal years. All of such fees were pre-approved by our Audit Committee or Board in the absence of an Audit Committee. The Audit Committee's policy is to pre-approve all audit and non-audit services, subject to a de minimis exception for non-audit services of 8% of the total pre-approved amounts to be paid to outside auditors.

                                        Fiscal 2008   Fiscal 2007
                                        -----------   -----------
         Audit Fees                      $ 222,500     $ 222,500
         Other Fees (review other
         SEC filings)                    $  19,550     $      --

                                 RECOMMENDATION

The Board of Directors recommends that stockholders vote FOR proposal 2 to ratify the appointment of Sherb as our independent registered public accounting firm for the fiscal year ending June 30, 2009, upon the recommendation of the Audit Committee of the Board.

                    BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Certain Information Regarding Directors and Executives

The following table sets forth our directors and executive officers as of June 30, 2008, their ages, the positions held by them with the Company, the years their terms will expire and their classes of director. Our executive officers are appointed by, and serve at the discretion of the Board. Each executive officer is a full-time employee of the Company. Michael Ryan and Carole Enisman are married.

                                                                                                Year Board
                                                                                                 Term Will
Name                             Age       Position                                                Expire       Class
---------------------------------------------------------------------------------------------------------------------
James Ciocia                     52        Chairman of the Board of Directors                       2008          B
Michael Ryan                     50        Chief Executive Officer, President and Director          2008          B
Edward Cohen (2)(3)              69        Director                                                 2010          A
John Levy  (1)(2)(4)             52        Director                                                 2009          C
Allan Page  (1)(3)               61        Director                                                 2009          C
Frederick Wasserman  (1)(2)      54        Director                                                 2010          A
Nelson Obus (3)                  61        Director                                                 2009          C
Carole Enisman                   49        Executive Vice President of Operations                   n/a          n/a
Ted Finkelstein                  55        Vice President and General Counsel                       n/a          n/a
Karen Fisher                     42        Chief Accounting Officer and Treasurer                   n/a          n/a
Kathryn Travis                   60        Secretary                                                n/a          n/a

(1)     Audit Committee member
(2)     Compensation Committee member
(3)     Corporate Governance and Nominating Committee member
(4)     Lead Director

JAMES CIOCIA, CHAIRMAN OF THE BOARD OF DIRECTORS. Mr. Ciocia is a principal founder of the Company having opened our first tax preparation office in 1981 and has been a director of the Company since its founding. In addition to serving the Company as its Chief Executive Officer until November 6, 2000, Mr. Ciocia is a registered representative of Prime Capital Services, Inc. ("PCS") our wholly owned subsidiary. Mr. Ciocia holds a B.S. in Accounting from St. John's University.

MICHAEL RYAN, CHIEF EXECUTIVE OFFICER, PRESIDENT AND DIRECTOR. Mr. Ryan was appointed the Company's President and Chief Executive Officer in August 2002. Mr. Ryan co-founded PCS and has served as its President since its founding in 1987. Mr. Ryan is a founding member and past President of the Mid-Hudson Chapter of the International Association for Financial Planning. Mr. Ryan is a Registered Principal with FINRA and serves on the Independent Firms Committee of the Securities Industry Association. Mr. Ryan holds a B.S. in Finance from Syracuse University. Mr. Ryan was first elected as a director in 1999.

EDWARD COHEN, DIRECTOR. Mr. Cohen has been a director of the Company since 2003. Mr. Cohen has been Counsel to the international law firm of Katten Muchin Rosenman LLP since February 2002, and before that was a partner in the firm (with which he has been affiliated since 1963). Mr. Cohen is a director of Phillips-Van Heusen Corporation, a manufacturer and marketer of apparel and footwear, Franklin Electronic Publishers, Incorporated, an electronic publishing company, and Merrimac Industries, Inc., a manufacturer of passive RF and microwave components for industry, government and science. Mr. Cohen is a graduate of the University of Michigan and Harvard Law School.

JOHN LEVY, DIRECTOR. Mr. Levy has been a director of the Company since October 2006. Since May 2005, Mr. Levy has served as the Chief Executive Officer of Board Advisory Services, a consulting firm which advises public companies in the areas of corporate governance, corporate compliance, financial reporting and financial strategies. Since August 2008, Mr. Levy has served as the Interim Chief Financial Officer of Photovoltaic Power Corporation, a development stage company whose goal is to reduce manufacturing costs of solar modules. Mr. Levy served as Interim Chief Financial Officer from November 2005 to March 2006 of Universal Food & Beverage Company, which filed a voluntary petition under the provisions of Chapter 11 of the United States Bankruptcy Act on August 31, 2007. From November 1997 to May 2005, Mr. Levy served as Chief Financial Officer of MediaBay, Inc., a NASDAQ company and leading provider of premium spoken word audio content. While at MediaBay, he also served for a period as its Vice Chairman. Mr. Levy is a Certified Public Accountant with nine years experience with the national public accounting firms of Ernst & Young, Laventhol & Horwath and Grant Thornton. Mr. Levy is a director and Chairman of the Audit Committee of Take-Two Interactive Software, Inc., a publicly traded company that develops, markets, distributes and publishes interactive entertainment software games, is a director and Chair of Special Committee of Atlas Mining Company, an exploration stage natural resource and mining company and is a director of PNG Ventures, Inc. which through its subsidiaries engages in the production and wholesale of vehicle-quality liquid natural gas in the western United States. Mr. Levy has a B.S. degree in economics from the Wharton School of the University of Pennsylvania and received his M.B.A. from St. Joseph's University in Philadelphia.

ALLAN PAGE, DIRECTOR. Mr. Page has been a director of the Company since October 2006. Mr. Page is the principal of A. Page & Associates LLC, an international consulting firm he founded in 2002 that is engaged in project development and advisory work in the energy market sector. Mr. Page is also Chairman and cofounder of The Hudson Renewable Energy Institute, Inc. a not for profit corporation promoting market applications for the public use of renewable energy. Prior to founding A. Page & Associates, Mr. Page spent more than thirty years with the CH Energy Group Inc., holding a variety of positions including President. Mr. Page started his employment as a distribution engineer at Central Hudson Gas and Electric, the principal subsidiary of the CH Energy Group and was the executive responsible for the development of a family of competitive business units for CH Energy Group. The competitive businesses included an electric generation company, an energy services company, and fuel oil companies operating along the eastern sea board. Mr. Page holds B.S. degrees in physics, civil engineering and electrical engineering and a masters degree in industrial administration, all from Union College.

FREDERICK WASSERMAN, DIRECTOR. Mr. Wasserman has been a director of the Company since September 2007. Mr. Wasserman currently provides financial and management consulting services to small and micro-cap companies. From August 2005 until December 31, 2006, Mr. Wasserman served as the Chief Operating and Chief Financial Officer for Mitchell & Ness Nostalgia Co., a privately-held manufacturer and distributor of licensed sportswear and authentic team apparel. Prior to his employment at Mitchell & Ness, Mr. Wasserman served as the President of Goebel of North America, a U.S. subsidiary of W. Goebel Porzellanfabrik GmbH & Co., an international manufacturer of collectibles, gifts and home decor. Mr. Wasserman held several positions, including Chief Financial Officer and President with Goebel of North America from 2001 to 2005. Mr. Wasserman also serves as a director of The AfterSoft Group, Inc., Acme Communications, Inc., Allied Defense Group, Inc., Breeze-Eastern Corporation, Crown Crafts, Inc., and Teamstaff, Inc. Mr. Wasserman received a B.S. degree in Economics from The Wharton School of the University of Pennsylvania in 1976.

NELSON OBUS, DIRECTOR. Mr. Obus has been a director of the Company since September 2007. Mr. Obus has served as president of Wynnefield Capital, Inc. since November 1992 and as a managing member of Wynnefield Capital Management, LLC since January 1997. Wynnefield Capital Management manages two private investment funds and Wynnefield Capital, Inc. manages one private investment fund, all three of which invest in small-cap value U.S. public equities. Mr. Obus also serves on the board of directors of Layne Christensen Company. In April 2006, the Securities and Exchange Commission filed a civil action alleging that Nelson Obus, the Wynnefield Capital Funds, and two other individuals, in June 2001 engaged in insider trading in the securities of SunSource, a public company that had been in the portfolio of the Wynnefield Capital Funds for years. Mr. Obus, the Wynnefield Capital Funds, and the other defendants emphatically deny the allegations and are vigorously contesting the case. Mr. Obus received a B.A. degree from New York University and an M.A. and A.B.D from Brandeis University in Politics.

CAROLE ENISMAN, EXECUTIVE VICE PRESIDENT OF OPERATIONS. Ms. Enisman was appointed the Executive Vice President of Operations of the Company on November 15, 2004. Ms. Enisman began her career with the Company in 1990 as a Financial Planner. She served as Director of Operations and then Senior Vice President of Operations of PCS from 1994-1999. Ms. Enisman has been the Chief Operating Officer of PCS since April 5, 1999. Ms. Enisman graduated from the University of Miami (Florida) with degrees in Economics and Political Science.

TED FINKELSTEIN, VICE PRESIDENT AND GENERAL COUNSEL. Mr. Finkelstein has been Vice President and General Counsel of the Company since February 1, 2007. He was Associate General Counsel of the Company from October 11, 2004 to February 1, 2007. Mr. Finkelstein was Vice President and General Counsel of the Company from June 1, 2001 to October 11, 2004. Mr. Finkelstein has a B.S. degree in Accounting. He is Cum Laude graduate of Union University, Albany Law School and also has a master of Laws in Taxation from New York University Law School. Mr. Finkelstein has approximately 30 years of varied legal experience including acting as outside counsel for PCS for over 15 years.

KAREN FISHER, CHIEF ACCOUNTING OFFICER AND TREASURER. Ms. Fisher had been the Controller of the Company since March 2005 and was appointed Treasurer on May 25, 2007 and Chief Accounting Officer on July 4, 2007. Ms. Fisher is a Certified Public Accountant and holds a B.S. in Accounting from Arizona State University and an A.A.S. in Computer Information Systems from Dutchess Community College. Prior to joining the Company, Ms. Fisher was employed by Thomson Financial as Director of Financial Reporting and Accounting from March 2002 until March 2005 and the New York Times Company as Manager of Financial Reporting from July 1998 until July 2001. Ms. Fisher has over eight years of experience in public reporting and accounting. Prior to returning to New York, Ms. Fisher was the Assistant Controller for an engineering firm in Phoenix, AZ, where she was employed for over nine years.

KATHRYN TRAVIS, SECRETARY. Ms. Travis began her career with the Company in 1986 as an accountant and has served as Secretary since November 1989 and as a director from November 1989 to July 4, 2007. Ms. Travis currently supervises all tax preparation personnel and she is a registered representative of PCS. Ms. Travis holds a B.A. in Mathematics from the College of New Rochelle.

Director Designees Pursuant to Shareholders Agreement

As described above, on August 20, 2007, in connection with the Investment Purchase, the Company entered into a Shareholders Agreement with the Investment Purchasers and the Existing Shareholders. Pursuant to the terms of the Shareholders Agreement: at the closing of the Investment Purchase, the Investment Purchasers were given the right to designate two Investor Directors for election to our Board; so long as the Existing Shareholders own at least 10% of the outstanding shares of Common Stock, the Existing Shareholders have the right to nominate two Existing Shareholder Directors for election to the Board; the Investor Directors and the Existing Shareholder Directors shall jointly nominate three independent directors; the Investor Purchasers and the Existing Shareholders agreed to take such action as may be reasonably required under applicable law to cause the Investor Purchasers' designees and the Existing Shareholders' designees to be elected to the Board; we agreed to include each of the Director designees of the Investor Purchasers and the Existing Shareholders on each slate of nominees for election to the Board proposed by the Company, to recommend the election of such designees to the shareholders of the Company, and to use commercially reasonable efforts to cause such designees to be elected to the Board; one of the Investor Directors shall be appointed as a member of the Compensation Committee of the Board and one of the Investor Directors shall have the right to attend all Audit Committee meetings; the consent of one of the Investor Directors is required for certain Company actions above designated thresholds, including the issuance, redemption or purchase of equity or debt, the issuance of an omnibus stock plan, the creation of any new class of securities, certain affiliate transactions, changes to our certificate of incorporation or bylaws, entering into a merger, reorganization or sale of the Company or acquiring any significant business assets, or material changes to the business line of the Company; the Investment Purchasers agreed to a one year standstill agreement concerning the acquisition of our assets, our securities, proxy solicitations, voting trusts or tender offers; the Investment Purchasers were granted a right of first refusal for future securities issued by the Company; and we were granted a right of first refusal for sales of Common Stock by the Investment Purchasers and by the Existing Shareholders.

Director Independence

A majority of our Board members are independent. The independent members of our Board are Edward Cohen, John Levy, Allan Page, Nelson Obus, and Frederick Wasserman, all who have been deemed to be independent as defined in Rule 4200(a)(15) of the listing standards of the Nasdaq Stock Market.

Board Committees

Our Board met eight times during fiscal 2008 and acted by written consent five times. All directors attended at least 75% of the combined Board and committee meetings on which they served in fiscal 2008. All directors are encouraged to attend our annual meeting of stockholders and all of our directors attended last year's annual meeting.

Audit Committee

On October 19, 2006, the Board formed an Audit Committee comprised of John Levy, Chair and Allan Page. On August 20, 2007, Frederick Wasserman was appointed to the Audit Committee. The Audit Committee met six times and acted by written consent one time during fiscal 2008. The functions of the Audit Committee are as set forth in the Audit Committee Charter, which can be viewed on our website at www.gtax.com. Our Board has determined that each of Messrs. Levy, Page and Wasserman is independent as defined in Rule 4200(a)(15) of the listing standards of the Nasdaq Stock Market and Rule 10A-3 of the Securities Exchange Act of 1934 (the "Exchange Act"). Our Board also has determined that Mr. Levy is an "audit committee financial expert" as defined in the applicable rules and regulations of the Exchange Act. The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditors in order to assure that the provision of such services does not impair the auditor's independence. Unless a type of service to be provided has received general pre-approval from the Audit Committee, it requires specific pre-approval in each instance by the Audit Committee. Any proposed services exceeding pre-approved cost levels generally require specific pre-approval by the Audit Committee.

Compensation Committee

On July 19, 2007, the Board formed a Compensation Committee comprised of Edward Cohen and John Levy. On August 20, 2007 Frederick Wasserman was appointed as the Chairman of the Compensation Committee. The Compensation Committee met three times during fiscal 2008. The functions of the Compensation Committee are as set forth in the Compensation Committee Charter, which can be viewed on our website at www.gtax.com. Our Board has determined that each of Messrs. Cohen, Levy and Wasserman is independent as defined in Rule 4200(a)(15) of the listing standards of the Nasdaq Stock Market. In accordance with the compensation committee charter, the members are "outside directors" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and "non-employee directors" within the meaning of Section 16 of the Exchange Act. The Compensation Committee is required, among other things, to discharge the Board's responsibilities relating to the compensation and evaluation of our senior executives and to produce the report that the rules and regulations of the Securities and Exchange Commission may require to be included in, or incorporated by reference, into our annual report and proxy statement. The compensation committee has not engaged compensation consultants to provide advice with respect to the form or amount of executive or director compensation.

Corporate Governance and Nominating Committee

On July 19, 2007, the Board formed a Corporate Governance and Nominating Committee comprised of Chairman Edward Cohen and Allan Page. On August 20, 2007 Nelson Obus was appointed as a member of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee met two times during fiscal 2008. The functions of the Corporate Governance and Nominating Committee are as set forth in the Corporate Governance and Nominating Committee Charter, which can be viewed on our website at www.gtax.com. Our Board has determined that each of Messrs. Cohen, Page and Obus is independent as defined in Rule 4200(a)(15) of the listing standards of the Nasdaq Stock Market and Rule 10A-3 of the Exchange Act. The Corporate Governance and Nominating Committee will consider nominees recommended by stockholders. Any such recommendations should be submitted in writing to our General Counsel at our principal executive offices. Nominees recommended by stockholders will be evaluated in the same manner as nominees identified by management, the Board or the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee, in making its recommendations regarding Board nominees, may consider some or all of the following factors, among others: judgment, skill, diversity, experiences with businesses and other organizations of a comparable size, the interplay of the candidate's experience with that of the other Board members, the extent to which a candidate would be a desirable addition to the Board and any committees of the Board and whether or not the candidate would qualify as an "independent director" under applicable law and listing standards.

                              DIRECTOR COMPENSATION

The table below summarizes the compensation earned by our directors during fiscal 2008:

                                   Fees Earned or
                                    Paid In Cash     Stock Awards (a)(c)   Options Awards (b)(c)     Total
                                   ------------------------------------------------------------------------
James Ciocia ((1))                      $24,000            $5,000                 $5,000            $34,000
Edward Cohen ((2)) (3)                  $29,500            $5,000                 $5,000            $39,500
John Levy ((2)) ((4)) ((5))             $49,500            $5,000                 $5,000            $59,500
Nelson Obus ((3))                       $22,500            $5,000                 $5,000            $32,500
Allan Page ((3)) ((4))                  $29,500            $5,000                 $5,000            $39,500
Frederick Wasserman ((2)) ((4))         $25,000            $5,000                 $5,000            $35,000

(a) Annual grant of shares of restricted common stock with a fair market value at the time of grant. The number of shares of stock is computed and granted five days after the filing of the 10-K. Each director was awarded 50,000 shares on October 10, 2008.
(b) Annual grant of common stock options with a five-year term and vesting as to 20% of the shares annually commencing one year after the date of grant and having a Black-Scholes value at the time of grant determined based on the closing price on the date of such grant. The number of stock options is computed and granted five days after the filing of the 10-K. Each director was awarded 50,000 stock options on October 10, 2008.
(c) Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2008 in accordance with SFAS No. 123R for all stock awards or option awards, as applicable, held by such director and outstanding on June 30, 2008. The amounts reflect the accounting expense for these awards and do not correspond to actual value that may be recognized by the directors with respect to these awards.
(1) Mr. Ciocia is Chairman of the Board of Directors and an employee of the Company. However, Mr. Ciocia's employment compensation is 100% commission based. The time Mr. Ciocia devotes to board activities reduces his efforts to generate commission income. Therefore, the Board has determined that Mr. Ciocia will receive compensation for his activities as a director equivalent to that of non-employee directors.

(2) Mr. Cohen and Mr. Levy are Compensation Committee members. Mr. Wasserman is Compensation Committee Chair.
(3) Mr. Obus and Mr. Page are Nominating and Corporate Governance Committee members. Mr. Cohen is Nominating and Corporate Governance Committee Chair.
(4) Mr. Page and Mr. Wasserman are Audit Committee members. Mr. Levy is Audit Committee Chair.
(5)   Mr. Levy is Lead Director of the Board.

We use a combination of cash and equity incentive compensation for our non-employee directors. In developing the compensation levels and mix for non-employee directors, we consider a number of factors, including the significant time commitment required of board and committee service as well as the need to attract highly qualified candidates for board service.

Each non-management director and James Ciocia, as a Board member, receives an annual retainer fee of $24,000 plus $5,000 per year in restricted stock, based upon its then fair market value, and $5,000 per year in stock options using Black-Scholes valuation. The Lead Director receives an additional annual retainer fee of $24,000. Each member of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee receives $3,000 annually.



                             EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the annual compensation of the Chief Executive Officer (the "CEO") and the two most highly compensated executive officers other than the CEO (the "Named Executive Officers") during the fiscal years ended June 30, 2008 and 2007:

                                                                             Summary Compensation Table
                                                                             --------------------------
                                                                                                Other
Name and Principal Position                    Year         Salary           Bonus         Compensation (2)     Total
----------------------------------------------------------------------------------------------------------------------
Michael Ryan                                   2008        $350,000        $139,297(1)        $ 18,416        $507,713

President, Chief Executive Officer
and Director                                   2007        $288,000        $ 50,000           $ 30,637        $368,637

Carole Enisman                                 2008        $235,000        $     --           $ 19,886        $254,886

Executive Vice President of Operations         2007        $204,000        $ 35,000           $ 16,551        $255,551

Kathryn Travis                                 2008        $220,000        $     --           $  9,191        $229,191

Secretary and Director                         2007        $204,000        $ 20,000           $  8,247        $232,247

(1) Represents commissions earned as per an employment agreement with Michael Ryan whereby commissions will be paid as draw against his bonus. As per the agreement, no commissions will be paid back no matter what bonus is calculated or if no bonus is paid. In fiscal 2008, no bonus was awarded.

(2) Other Compensation includes the following:

                                                                                                                  Total Other
Name and Principal Position                          Year     Car Allowance    Club Membership    Commissions    Compensation
-----------------------------------------------------------------------------------------------------------------------------
Michael Ryan,                                        2008        $17,289           $ 1,127          $    --         $18,416
President, Chief Executive Officer and Director      2007        $17,139           $13,498          $    --         $30,637

Carole Enisman                                       2008        $13,630           $    --          $ 6,256         $19,886
Executive Vice President of Operations               2007        $13,531           $    --          $ 3,020         $16,551

Kathryn Travis                                       2008        $ 9,191           $    --          $    --         $ 9,191
Secretary and Director                               2007        $ 8,247           $    --          $    --         $ 8,247

Option Grants

We did not grant any options to purchase shares of common stock to the Named Executive Officers during fiscal 2008.

Outstanding Equity Awards at Fiscal Year-End

None.

2007 Stock Incentive Plan

The Company's 2007 Stock Incentive Plan was adopted at our stockholders meeting on July 19, 2007 (the "2007 Plan"). The 2007 Plan provides that it will be administered by the Board, or a committee of two or more members of the Board appointed by the Board (the "Stock Plan Committee"). The Board or the Stock Plan Committee will generally have the authority to administer the 2007 Plan, determine participants who will be granted awards under the 2007 Plan, the size and types of awards, the terms and conditions of awards and the form and content of the award agreements representing awards.

The 2007 Plan provides for the grant of any or all of the following types of awards: (a) common stock options, (b) restricted common stock, (c) deferred common stock and (d) other common stock-based awards. Awards may be granted singly, in combination, or in tandem. Subject to anti-dilution adjustments as provided in the 2007 Plan, (i) the 2007 Plan provides for a total of 16,128,106 shares of the Company's common stock to be available for distribution pursuant to the 2007 Plan, and (ii) the maximum number of shares of the Company's common stock with respect to which stock options, restricted stock, deferred stock, or other stock-based awards may be granted to any participant under the 2007 Plan during any calendar year or part of a year may not exceed 564,483 shares.

Awards under the 2007 Plan may be granted to employees, directors, consultants and advisors of the Company and its subsidiaries. However, only employees of the Company and its subsidiaries will be eligible to receive options that are designated as incentive stock options.

With respect to options granted under the 2007 Plan, the exercise price must be at least 100% (110% in the case of an incentive stock option granted to a 10% stockholder within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) of the fair market value of the common stock subject to the award, determined as of the date of grant. Restricted stock awards are shares of common stock that are awarded subject to the satisfaction of the terms and conditions established by the administrator. In general, awards that do not require exercise may be made in exchange for such lawful consideration, including services, as determined by the administrator.

Employment Agreements

On August 20, 2007, we entered into an employment agreement with Michael Ryan, our President and Chief Executive Officer (the "Employment Agreement"). The Employment Agreement contains the following salient terms: the term is from July 1, 2007 to June 30, 2011; the base salary is $350,000 per year; a bonus will be awarded to Mr. Ryan ranging from 40% of base salary to 100% of base salary if actual EBITDA results for a fiscal year exceed at least 85% of the EBITDA budgeted for such fiscal year; any commissions paid to Mr. Ryan for personal production will reduce the bonus, but under no circumstances should the commission earned be paid back; a severance payment equal to base salary and bonus (computed at 100% of base salary) will be paid to Mr. Ryan for the greater of three years or the ending date of the term if he is terminated as the result of an involuntary change of control, or the greater of one year or the ending date of the term if he is terminated as the result of a voluntary change of control. In addition, Mr. Ryan agreed to a one year covenant not to compete with the Company and a two year covenant not to solicit customers or employees of ours or registered representatives of our broker-dealer subsidiary.

Potential Payments Upon Termination Including Change of Control

                                                                  Voluntary              Termination              Termination
                                           Termination        Termination with      Following Voluntary     Following Involuntary
                                         Without Cause (1)      Good Reason (1)     Change of Control (1)    Change of Control (2)
                                         -----------------------------------------------------------------------------------------
Michael Ryan
Payment due upon termination:
Cash Severance
Base Salary                                  $1,050,000           $1,050,000             $1,050,000               $1,050,000
Bonus                                         1,050,000            1,050,000              1,050,000                1,050,000
                                         -----------------------------------------------------------------------------------------
Total Cash Severance                         $2,100,000           $2,100,000             $2,100,000               $2,100,000

(1) Mr. Ryan will be paid an amount equal to his base salary and a bonus computed at 100% of his base salary for a period measured as the greater of one year from the date of termination or the June 30, 2011 ending date of the term of his Employment Agreement.
(2) Mr. Ryan will be paid an amount equal to his base salary and a bonus computed at 100% of his base salary for a period measured as the greater of three years from the date of termination or the June 30, 2011 ending date of the term of his Employment Agreement.

                                                                  Voluntary              Termination              Termination
                                           Termination        Termination with      Following Voluntary     Following Involuntary
                                         Without Cause (1)      Good Reason (1)     Change of Control (2)    Change of Control (2)
                                         -----------------------------------------------------------------------------------------
Payment due upon termination:
Cash Severance - Base Salary
Carole Enisman                                 $235,000            $235,000                $235,000                 $235,000
Kathy Travis                                   $220,000            $220,000                $220,000                 $220,000

(1) Named Executive Officers will receive one month of compensation for each year of service with a maximum severance of one year.
(2) Named Executive Officers will receive one year of compensation in a lump sum.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

5% Holders

The following table sets forth, as of the record date, the holdings of the only persons known to us to beneficially own more than 5% of our outstanding common stock, the only class of voting securities issued by us. Except as indicated in the footnotes to this table and the table following and pursuant to applicable community property laws, the persons named in the table and the table following have sole voting and investment power with respect to all shares of common stock. For each individual or group included in the table and the table following, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 95,878,611 shares of common stock outstanding as of the record date and the number of shares of common stock that such person or group had the right to acquire within 60 days of the record date, including, but not limited to, upon the exercise of options.

                                                                     AMOUNT AND NATURE OF
NAME AND ADDRESS OF BENEFICIAL OWNER                                 BENEFICIAL OWNERSHIP        PERCENTAGE OF CLASS
------------------------------------                                 --------------------        -------------------
Michael Ryan                                                              62,992,165(1)                  65.7%
11 Raymond Avenue
Poughkeepsie, NY 12603

Carole Enisman                                                            62,992,165(2)                  65.7%
11 Raymond Avenue
Poughkeepsie, NY 12603

Ted Finkelstein                                                           62,992,165(3)                  65.7%
11 Raymond Avenue
Poughkeepsie, NY 12603

Ralph Porpora                                                             62,992,165(4)                  65.7%
11 Raymond Avenue
Poughkeepsie, NY 12603

Prime Partners II, LLC                                                    62,992,165(5)                  65.7%
11 Raymond Avenue
Poughkeepsie, NY 12603

Nelson Obus                                                               62,992,165(6)(7)               65.7%
450 Seventh Avenue, Suite 509
New York, NY 10123

Wynnefield Partners Small Cap Value LP                                    62,992,165(8)(9)               65.7%
450 Seventh Avenue, Suite 509
New York, NY 10123

Wynnefield Small Cap Value Offshore Fund, Ltd                             62,992,165(8)(10)              65.7%
450 Seventh Avenue, Suite 509
New York, NY 10123

Wynnefield Partners Small Cap Value LP I                                  62,992,165(8)(11)              65.7%
450 Seventh Avenue, Suite 509
New York, NY 10123

WebFinancial Corporation                                                  62,992,165(12)                 65.7%
61 East Main Street
Los Gatos, CA 95031

Dennis Conroy                                                             62,992,165(13)                 65.7%
10514 Brookside Road
Pleasant Valley, NY 12569

(1) Includes 256,000 shares which are beneficially owned by Mr. Ryan personally; 263,541 shares which are beneficially owned by Mr. Ryan's wife, Carole Enisman (the Executive Vice President of Operations of the Company) of which Mr. Ryan disclaims beneficial ownership; 1,658,798 shares which are beneficially owned by Prime Partners, Inc. of which Mr. Ryan is a stockholder, officer and director; 15,420,000 shares which are beneficially owned by Prime Partners II, LLC of which Mr. Ryan is a member and manager and 45,657,367 shares which are owned by certain of the other stockholders to the Shareholders Agreement of which both Mr. Ryan and Prime Partners II, disclaim beneficial ownership.

(2) Includes 62,728,624 shares owned by certain of the other partners to the Shareholders Agreement of which shares Ms. Enisman disclaims beneficial ownership.

(3) Includes 10,000 shares issuable upon the exercise of options. Also includes 58,643,377 shares owned by certain of the other parties to the Shareholders Agreement and of which shares Mr. Finkelstein disclaims beneficial ownership.

(4) Includes 1,658,798 shares which are beneficially owned by Prime Partners, Inc. of which Mr. Porpora is a stockholder, officer and director; and 15,420,000 shares which are beneficially owned by Prime Partners II, LLC of which Mr. Porpora is a member and manager. Also includes 45,913,367 shares owned by certain of the other parties to the Shareholders Agreement and of which shares Mr. Porpora disclaims beneficial ownership.

(5) Includes 47,572,165 shares owned by certain of the other parties to the Shareholders Agreement and Prime Partners II, LLC disclaims beneficial ownership of these shares.

(6) Includes 62,942,165 shares owned by certain of the other parties to the Shareholders Agreement and Mr. Obus disclaims beneficial ownership of these shares.

(7) Wynnefield Capital Management, LLC, a New York limited liability company ("WCM") is the sole general partner of each of Wynnefield Partners Small Cap Value LP, a Delaware limited partnership ("Wynnefield Partners") and Wynnefield Partners Small Cap Value LP I, a Delaware limited partnership ("Wynnefield Partners I"). Nelson Obus and Joshua Landes are the co-managing members of WCM and by virtue of such positions with WCM, have the shared power to vote and dispose of the shares of our common stock that are beneficially owned by each of Wynnefield Partners and Wynnefield Partners I. Wynnefield Capital, Inc., a Delaware corporation ("WCI"), is the sole investment manager of Wynnefield Small Cap Value Offshore Fund, Ltd., Cayman Islands company ("Wynnefield Offshore"). Messrs. Obus and Landes are the co-principal executive officers of WCI and by virtue of such positions with WCI, have the shared power to vote and dispose of the shares of our common stock that are beneficially owned by Wynnefield Offshore. Each of WCM, WCI and Messrs. Obus and Landes disclaims any beneficial ownership of the shares of our common stock that are directly beneficially owned by each of Wynnefield Partners, Wynnefield Partners I and Wynnefield Offshore, except to the extent of their respective pecuniary interest in such shares. Mr. Obus was appointed as a director of the Company effective on August 20, 2007.

(8) Includes 8,000,000 shares beneficially owned by Wynnefield Partners Small Cap Value LP, a Delaware limited partnership ("Wynnefield Partners") and 10,000,000 shares beneficially owned by Wynnefield Partners Small Cap Value LP I, a Delaware limited partnership ("Wynnefield Partners I"). Wynnefield Capital Management, LLC, a New York limited liability company ("WCM") is the sole general partner of Wynnefield Partners and Wynnefield Partners I. Mr. Obus is a co-managing member of WCM and by virtue of his position with WCM, has the shared power to vote and dispose of the shares of our common stock that are beneficially owned by each of Wynnefield Partners and Wynnefield Partners I. Includes 12,000,000 shares beneficially owned by Wynnefield Small Cap Value Offshore Fund, Ltd., Cayman Islands company ("Wynnefield Offshore"). Wynnefield Capital, Inc., a Delaware corporation ("WCI"), is the sole investment manager of Wynnefield Offshore. Mr. Obus is a co-principal executive officer of WCI, and by virtue of his position with WCI, has the shared power to vote and dispose of the shares of our common stock that are beneficially owned by Wynnefield Offshore. Mr. Obus disclaims beneficial ownership of the shares of our common stock that are directly beneficially owned by each of Wynnefield Partners, Wynnefield Partners I and Wynnefield Offshore, except to the extent of his pecuniary interest in such shares.

(9) Includes 54,992,165 shares owned by certain of the other parties to the Shareholders Agreement and Wynnefield Partners Small Cap Value L.P. disclaims beneficial ownership of these shares.

(10) Includes 50,992,165 shares owned by certain of the other parties to the Shareholders Agreement and Wynnefield Small Cap Value Offshore Fund, Ltd. disclaims beneficial ownership of these shares.

(11) Includes 52,992,165 shares owned by certain of the other parties to the Shareholders Agreement and Wynnefield Small Cap Value, L.P. I disclaims beneficial ownership of these shares.

(12) Includes 52,534,225 shares owned by certain of the other parties to the Shareholders Agreement and WebFinancial Corporation disclaims beneficial ownership of these shares.

(13) Includes 62,455,067 shares owned by certain of the other parties to the Shareholders Agreement and Mr. Conroy disclaims beneficial ownership of these shares.

Directors and Executive Officers

The following table sets forth, as of the record date, the beneficial ownership of our common stock by (i) each Company director, (ii), each Named Executive Officer and (iii) the directors and all executive officers as a group.

                                                                     AMOUNT AND NATURE OF
NAME OF BENEFICIAL OWNER                                             BENEFICIAL OWNERSHIP        PERCENTAGE OF CLASS
------------------------                                             --------------------        -------------------
James Ciocia                                                               2,904,784(1)                   3.0%

Michael Ryan                                                              62,992,165(2)                  65.7%

Edward Cohen                                                                 560,000                       *

Allan Page                                                                   253,000                       *

John Levy                                                                     53,000                       *

Kathryn Travis                                                               607,980                       *

Carole Enisman                                                            62,992,165(3)                  65.7%

Nelson Obus                                                               62,992,165(4)(5)               65.7%

Frederick Wasserman                                                           50,000                       *

Directors and executive officers as a group (eleven persons)              67,450,929                     70.4%

*     Less than 1.0%

(1) Includes 600,000 shares which are held jointly with Tracy Ciocia, Mr. Ciocia's wife; 9,100 shares are held as custodian for Mr. Ciocia's sons.

(2) Includes 256,000 shares which are beneficially owned by Mr. Ryan personally; 263,541 shares which are beneficially owned by Mr. Ryan's wife, Carole Enisman (the Executive Vice President of Operations of the Company) of which Mr. Ryan disclaims beneficial ownership; 1,658,798 shares which are beneficially owned by Prime Partners, Inc. of which Mr. Ryan is a stockholder, officer and director; 15,420,000 shares which are beneficially owned by Prime Partners II, LLC of which Mr. Ryan is a member and manager and 45,657,367 shares which are owned by certain of the other stockholders to the Shareholders Agreement of which both Mr. Ryan and Prime Partners II, disclaim beneficial ownership.

(3) Includes 62,728,624 shares owned by certain of the other partners to the Shareholders Agreement of which shares Ms. Enisman disclaims beneficial ownership.

(4) Includes 62,942,165 shares owned by certain of the other partners to the Shareholders Agreement of which shares Mr. Obus disclaims beneficial ownership.

(5) Wynnefield Capital Management, LLC, a New York limited liability company ("WCM") is the sole general partner of each of Wynnefield Partners Small Cap Value LP, a Delaware limited partnership ("Wynnefield Partners") and Wynnefield Partners Small Cap Value LP I, a Delaware limited partnership ("Wynnefield Partners I"). Nelson Obus and Joshua Landes are the co-managing members of WCM and by virtue of such positions with WCM, have the shared power to vote and dispose of the shares of our common stock that are beneficially owned by each of Wynnefield Partners and Wynnefield Partners I. Wynnefield Capital, Inc., a Delaware corporation ("WCI"), is the sole investment manager of Wynnefield Small Cap Value Offshore Fund, Ltd., Cayman Islands company ("Wynnefield Offshore"). Messrs. Obus and Landes are the co-principal executive officers of WCI and by virtue of such positions with WCI, have the shared power to vote and dispose of the shares of our common stock that are beneficially owned by Wynnefield Offshore. Each of WCM, WCI and Messrs. Obus and Landes disclaims any beneficial ownership of the shares of our common stock that are directly beneficially owned by each of Wynnefield Partners, Wynnefield Partners I and Wynnefield Offshore, except to the extent of their respective pecuniary interest in such shares. Mr. Obus was appointed as a director of the Company effective on August 20, 2007.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of common stock. The SEC requires such officers, directors and greater than 10% stockholders to furnish to the Company copies of all forms that they file under Section 16(a).

To our knowledge based solely on a review of Forms 3, 4 and 5 and amendments thereto, all officers, directors and/or greater than 10% stockholders of ours complied with all Section 16(a) filing requirements during the fiscal year ended June 30, 2008.

                              CORPORATE GOVERNANCE

Adoption of Code of Ethics

We have adopted a written Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer, or controller, or persons performing similar functions and is consistent with the rules and regulations of the Exchange Act. A copy of the Code of Ethics is available on our website at www.gtax.com. We will disclose any amendment to or waiver of our Code of Ethics on our website.

Communications with our Board

Communications to our Board or to any director individually may be made by writing to the following address:

Attention: [Board of Directors] [Board Member]
           c/o Ted Finkelstein, Vice President and General Counsel 11 Raymond Avenue
           Poughkeepsie, NY 12603

Communications sent to the physical mailing address are forwarded to the relevant director if addressed to an individual director, or to the chairman of our Board if addressed to the Board.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As provided in the Audit Committee Charter, the Audit Committee is charged with reviewing and approving all transactions between the Company and any related person that are required to be disclosed pursuant to SEC Regulation S-K, Item
404. The terms "related person" and "transaction" are given the meanings of such terms as used in Item 404 of SEC Regulation S-K, as may be amended from time to time.

James Ciocia, our Chairman of the Board of Directors and a financial planner for the Company, receives commissions based on a variable percentage of his own business production and under which he received an aggregate of $0.6 million in fiscal 2008.

James Ciocia and Michael Ryan personally guaranteed the repayment of our loan from Wachovia Bank, N.A. ("Wachovia"). Such stockholders received no consideration for such guarantees other than their salaries and other compensation.

During fiscal 2007, Prime Partners loaned us an aggregate of $1.7 million at an interest rate of 10%. During fiscal 2007, we repaid $0.7 million to Prime Partners and as of June 30, 2007, we owed Prime Partners $2.8 million. Michael Ryan is a director, an officer and a significant stockholder of Prime Partners. On August 16, 2007, Prime Partners sold to Prime Partners II, LLC $1.5 million of the $2.8 million owed to it by the Company. Prime Partners II, LLC is a limited liability company. Michael Ryan is a significant member and a manager of Prime Partners II, LLC. On August 20, 2007, Prime Partners II, LLC converted the $1.5 million of our debt into 15.4 million shares of our common stock. As of June 30, 2008, we owed Prime Partners a total of $1.3 million in principal. A $1.0 million note to Prime Partners dated as of January 31, 2008 was due on June 30, 2008 (the "$1.0 Million Note"). On December 26, 2007, we entered into a promissory note in the amount of $0.3 million with Prime Partners for related party debt which was previously included in accrued expenses. The note pays interest at the rate of 10.0% per annum. The note is payable over 31 months and the first payment of approximately $11,000 was paid in January 2008 and continues to be paid monthly.

In December 2006, we assigned to Prime Partners two promissory notes to us related to the sale of two of our offices as consideration for the reduction of $0.3 million against the then $3.1 million of outstanding principal owed to Prime Partners. The balance of the notes was $0.3 million.

On April 29, 2005, a loan in the amount of $1.0 million, together with 0.8 million shares of our common stock were sold to the Purchasing Group for $0.8 million. Since the resulting debt reduction of $0.3 million agreed to by the Purchasing Group resulted from a related party transaction, paid-in-capital was appropriately increased. On August 20, 2007, $0.7 million of the loan was converted to 7.1 million shares of Company common stock.

On August 28, 2002, we entered into a promissory note in the amount of $0.1 million with James Ciocia, a Director of the Company. The note pays interest at the rate of 10% per annum. The note is payable on demand and may be prepaid in whole or in part at any time and from time to time without premium or penalty. As of June 30, 2007 the principal balance was $0.1 million. On August 20, 2007, $0.2 million of debt owed to Mr. Ciocia, including $8,881 from his note, was converted to 2.3 million shares of our common stock.

On December 23, 2003, we entered into a promissory note in the amount of $0.2 million with Ted Finkelstein, our Vice President and General Counsel. The note paid interest at the rate of 10% per annum payable monthly. At June 30, 2007, the principal balance we owed Mr. Finkelstein was $25,800. On August 20, 2007, $30,000 of Mr. Finkelstein's note, including accrued interest, was converted to
0.3 million shares of our common stock. A trust, of which Mr. Finkelstein is the trustee ("the Trust"), made a short-term loan to Prime Partners for $0.3 million on July 18, 2006, which paid interest at 10% per annum. On October 16, 2006, the Trust made an additional short-term loan to Prime Partners for $0.2 million, which accrued interest at 10% per annum. As of June 30, 2008, Prime Partners owed the Trust $0.5 million in principal pursuant to a promissory note dated January 31, 2008 (the "Old Note"). As security for the total loan in the amount of $0.5 million, Prime Partners gave the Trust a security interest in the note related to the sale of two of our offices that we assigned to Prime Partners and a security interest in the notes that we owed to Prime Partners.

As of September 1, 2008, Prime Partners assigned $0.5 million from the $1.0 Million Note to the Trust in payment of the Old Note. As of September 1, 2008, we entered into a new $0.5 million promissory note with Prime Partners at 10% interest with interest and principal due on or before June 30, 2009 (the "New Prime Partners Note").

As of September 1, 2008, we entered into a new $0.5 million promissory note with the Trust (the "New Trust Note"). The New Trust Note provides for 10% interest to be paid in arrears through the end of the previous month on the 15th date of each month commencing on October 15, 2008. The principal of the New Trust Note will be paid to the Trust as follows: $55,000 on January 31, 2009; $55,000 on February 28, 2009; $90,000 on March 31, 2009, April 30, 2009, May 31, 2009 and
June 30, 2009. We gave the Trust a collateral security interest in all of its assets, including the stock of PCS, subordinate only to the outstanding security interest of Wachovia. We agreed that the only loan debt principal that we are permitted to pay until the New Trust Note is paid in full is: the existing Wachovia debt, the scheduled principal payments on certain executive notes with de minimis balances and the scheduled principal payments to Prime Partners for the $0.3 million Promissory Note dated December 26, 2007. No payments of loan principal can be paid to any other existing or future lenders, including to Prime Partners on the New Prime Partners Note. Prime Partners and Ted Finkelstein guaranteed the New Trust Note. The guarantee of Prime Partners is secured by a collateral assignment of the promissory note dated January 23, 2004 between Daniel R. Levy and the Company in the original amount of $0.9 million which was assigned to Prime Partners, Inc. on June 26, 2006.

At June 30, 2008 and 2007, we owed to related parties as described above $1.3 million and $3.6 million, respectively.

On August 20, 2007, we sold 40.0 million shares of our common stock to certain private placement purchasers, including officers, directors and employees of the Company and Prime Partners II, LLC, a holding company owned in part by Michael Ryan (our President and Chief Executive Officer and a member of our Board of Directors).

                             AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Company's management has the primary responsibility for the financial statements, for maintaining effective internal control over financial reporting, and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Committee reviewed and discussed the audited consolidated financial statements in the Company's Annual Report on Form 10-K with Company management, including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.

The Committee reviewed with the independent registered public accounting firm, which is responsible for expressing an opinion on the conformity of those audited consolidated financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such matters as are required to be discussed with the Committee by Statement on Auditing Standards No. 61, Communication With Audit Committees, (as amended), other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations. The Committee also received from the independent registered public accounting firm, written disclosure and the letter required by Independence Standards Board Standard No. 1 and the information required under Regulation S-X Rule 2-07 of the Securities Act. In addition, the Committee has discussed with the independent registered public accounting firm the firm's independence from Company management and the Company, including the matters in the letter from the firm required by Independence Standards Board Standard No.1, Independence Discussion with Audit Committees, and considered the compatibility of non-audit services with the independent registered public accounting firm's independence.

The Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for the audit. The Committee meets with representatives of the independent registered public accounting firm, with and without management present, to discuss the results of their examination; their evaluation of the Company's internal control, including internal control over financial reporting; and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting be included in the Annual Report on Form 10-K for the year ended June 30, 2008 filed by the Company with the Securities and Exchange Commission ("SEC").

                                                  Members of the Audit Committee

                                                  John Levy, Chairman
                                                  Alan Page
                                                  Frederick Wasserman

The information contained in the report above shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Exchange Act or the Securities Act of 1933, as amended, except to the extent that we specifically incorporate it by reference in such filing.

                              COST OF SOLICITATION

We will pay the cost of soliciting proxies. In addition, certain officers and employees, who will receive no compensation for their services other than their regular salaries, may solicit proxies. Other proxy solicitation expenses that we will pay include those for preparing, mailing, returning and tabulating the proxies.

                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Stockholders who wish to present proposals appropriate for consideration at our Fiscal 2009 Stockholder Meeting, must submit the proposal in proper form to us at our address set forth on the first page of this proxy statement and in accordance with applicable regulations of the SEC not later than August 15, 2009 in order for the proposition to be considered for inclusion in our proxy statement and form of proxy relating to such annual meeting. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Company.

If a stockholder submits a proposal after the August 15, 2009 deadline but still wishes to present the proposal at our Fiscal 2009 Stockholder Meeting (but not in our proxy statement) for the Fiscal 2009 Stockholder Meeting, the proposal, which must be presented in a manner consistent with our By-Laws and applicable law, must be submitted to our Secretary in proper form at the address set forth above no later than September 1, 2009. If we do not receive notice by September 1, 2009 of a proposed matter to be submitted by a stockholder for stockholders vote at the Fiscal 2009 Stockholder Meeting, then, in accordance with Exchange Act Rule 14a-4(c) any proxies held by persons designated as proxies by our Board in respect of such Annual Meeting may be voted at the discretion of such persons on such matter if it shall properly come before such Annual Meeting.

            UNITED STATES SECURITIES AND EXCHANGE COMMISSION REPORTS

A copy of our Annual Report on Form 10-K for the year ended June 30, 2008 is being furnished herewith to each stockholder of record as of the close of business on December 5, 2008. Additional copies of such Annual Report are available to stockholders free of charge on our website at www.gtax.com under the caption "Company - SEC Filings" or by writing to us at 11 Raymond Avenue, Poughkeepsie, New York 12603, Attention: Ted Finkelstein, Vice President and General Counsel.

                                  OTHER MATTERS

We know of no other business that will be brought before the Annual Meeting. If any other matter or any proposal should be properly presented and should properly come before the meeting for action, the persons named in the accompanying proxy will, at their discretion and in accordance with their best judgment, vote upon such proposal.

                       [GILMAN & CIOCIA, INC. LETTERHEAD]

                             Corporate Headquarters
                    11 Raymond Avenue Poughkeepsie, NY 12603
                        845.485.5278 tel 845.622.3638 fax

                               GILMAN CIOCIA, INC.
                             MEETING OF STOCKHOLDERS
                     JANUARY 22, 2009, 10:30 A.M. LOCAL TIME
                  Riverside Hotel, 620 East Las Olas Boulevard,
                         Fort Lauderdale, Florida 33301

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               GILMAN CIOCIA, INC.

I hereby appoint Ted Finkelstein and Karen Fisher as proxies, each with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of Gilman Ciocia, Inc. which I would be entitled to vote on all matters which may properly come before the Meeting of Stockholders of Gilman Ciocia to be held at Riverside Hotel, 620 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, January 22, 2009 at 10:30 a.m., local time, or any adjournment or postponement of the Meeting.

THE PROXIES SHALL VOTE SUBJECT TO THE DIRECTIONS INDICATED ON THE REVERSE SIDE OF THIS PROXY CARD, AND THE PROXIES ARE AUTHORIZED TO VOTE IN HIS [OR HER] DISCRETION UPON OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING. THE PROXIES WILL VOTE AS THE BOARD OF DIRECTORS RECOMMENDS WHERE A CHOICE IS NOT SPECIFIED. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN THIS PROXY CARD.

I acknowledge receipt of Gilman Ciocia's Notice of Meeting of Stockholders, dated December 8, 2008, Proxy Statement and the Company's Annual Report for the year ended June 30, 2008. You can also view the Annual Report on the internet at www.gtax.com/company

                                  VOTE BY MAIL

GILMAN CIOCIA'S BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND FOR PROPOSAL 2:

I. Election of Nominees for Director:

1. 01 - James Ciocia    FOR |_| WITHHOLD |_|

   02 - Michael Ryan    FOR |_| WITHHOLD |_|

II. Proposal:

2. To ratify the appointment of Sherb & Co., LLP as the Company's independent registered public accounting firm for the fiscal year ending June 30, 2009.

FOR |_| AGAINST |_| ABSTAIN |_|

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES AND PROPOSAL ABOVE. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

       Address Change? Mark Box  |_| Indicate changes below:

                                 |_| Yes, I plan to attend the Annual Meeting of
                                     Stockholders

Mark, sign and date your proxy card and return it in the postage paid envelope provided.

                   Address Changes:          Dated: _________________________

                                             ________________________________
                                             Print Name

                                             ________________________________
                                             Signature

                                             ________________________________
                                             Signature, if held jointly

                                             Please sign exactly as your
                                             name(s) appears on Proxy. If
                                             held in joint tenancy, all
                                             persons should sign. Trustees,
                                             administrators, etc., should
                                             include title and authority.
                                             Companies should provide the
                                             full name of the corporation and
                                             the title of the authorized
                                             officer signing the proxy.